EXHIBIT 10.5

                       [TEMPLATE - DEFERRED COMPENSATION]

[Full Name of Employee]

[Address]

[Date]

Dear [First Name]:

         Pursuant to the Long-Term Incentive Plan (the "Plan") of Cablevision Systems Corporation (the "Company"), on ___________ you were selected by the Compensation Committee of the Board of Directors (as more fully described in
Section 15, the "Committee") to receive a cash award in the initial base amount of _____________ Dollars ($________) (such amount as increased or decreased in the manner hereinafter provided, the "Award Amount") effective as of ____________ (the "Effective Date").

         Capitalized terms used, but not defined, in this agreement (this "Agreement") have the meanings given to them in the Plan. Your receipt of the Award Amount is subject to the terms and conditions set forth below:

1. Annual Award Amount Increases. The Award Amount shall be increased on each of the first ______ (__) anniversary dates of the Effective Date by an amount equal to the lesser of: (i) _______ percent (___%) of your annual base salary as in effect on the applicable anniversary date, and (ii) _______________ Dollars ($________), provided, that you have remained in the continuous employ of the Company or one of its Affiliates through such anniversary dates.(1)

2. Interest. The Award Amount shall earn interest ("Award Interest") at the rate of ____ percent (____%) per annum for the period commencing with the Effective Date and ending on ___________. For each subsequent twelve (12)-month period included within the period ending on ___________, the Award Amount shall earn Award Interest at the average of the one-year LIBOR fixed-rate equivalent for the ten (10) business days immediately preceding the first day (i.e., __________) of such twelve (12)-month period.

         Award Interest shall be added to the Award Amount on a quarterly basis commencing on _________ and continuing on the first day of each subsequent quarterly period through and including ___________ (the "Last Payment Date" and such first days, the "Interest Payment Dates"). The amount of Award Interest added to the Award Amount on each Interest Payment Date shall be calculated by reference to the Award Amount (including prior Award Interest) outstanding on the day immediately preceding such Interest Payment Date.

3. Award Payment on ___ and ___ Anniversaries. If you have remained in the continuous employ of the Company or one of its Affiliates from the Effective Date through the _____ (___) anniversary thereof, then you will receive, promptly following such anniversary, a cash payment (the "_____ Anniversary Payment") equal to ______ percent (___%) of the Award Amount outstanding on the ____ (___) anniversary of the Effective Date after giving effect to the

(1) [As of the date of this grant, your Award Amount is equal to ____________.]

increases required to be made to the Award Amount on such anniversary date pursuant to Sections 1 and 2 above. Upon payment to you of the ______ Anniversary Payment, the outstanding Award Amount shall be reduced by the amount of such payment. If you have remained in the continuous employ of the Company or one of its Affiliates from the Effective Date through the Last Payment Date, then you will receive, promptly following such Last Payment Date, a cash payment equal to the balance of the Award Amount outstanding on the Last Payment Date after giving effect to the increases required to be made to the Award Amount on such anniversary date pursuant to Sections 1 and 2 above.

4. Termination for Cause and Certain Other Employment Termination Events Prior to _____________. If (i) your employment is terminated by the Company or one of its Affiliates for Cause (as defined below) at any time or (ii) you do not remain continuously employed with the Company or one of its Affiliates, other than by reason of your death or Disability (as defined below) from the Effective Date through the ______ (___) anniversary of the Effective Date, you will automatically forfeit all of your rights and interest in the Award Amount.

         For purposes of this Agreement, "Cause" means, as determined by the Committee, your (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an Affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

         For purposes of this Agreement, "Disability" shall have the meaning specified in Section 409A(a)(2)(C) of the Internal Revenue Code, as amended (the "IRC").

5.       Certain Employment Termination Events On or After ___________.

         a. If your employment with the Company and any of its Affiliates terminates at any time during the period from and including the _______ (___) anniversary through and including the _______ (___) anniversary of the Effective Date for any reason other than as a result of a termination by the Company or one of its Affiliates for Cause or by reason of your death or Disability, then you will receive, promptly following the effective date of your termination of employment, a cash payment equal to the product obtained by multiplying the (i) Applicable Ratio (as defined in Section 5(c) below) by (ii) Award Amount outstanding on the effective date of your termination.

         b. If your employment with the Company and any of its Affiliates terminates at any time after the _______ (___) anniversary of the Effective Date for any reason other than as a result of a termination of your employment by the Company or one of its Affiliates for Cause or by reason of your death or Disability, then you will receive, promptly following the effective date of your termination of employment, a cash payment (the "Subject Payment") calculated by first adding the (i) Award Amount outstanding on the effective date of your termination of employment and (ii) _______ Anniversary Payment that you received. The sum obtained pursuant to the immediately preceding sentence shall then be multiplied by the Applicable Ratio on such date. The _______ Anniversary Payment shall then be subtracted from the product obtained pursuant to the immediately preceding sentence to obtain the amount of the Subject

Payment. For purposes of illustration, the foregoing procedure for calculating the amount of the Subject Payment can be expressed formulaically as follows:

Subject Payment = [Applicable Ratio x (Award Amount + ______ Anniversary Amount)] - _____ Anniversary Amount.

         c. For purposes of this Agreement, "Applicable Ratio" means ________ (_/_) if the effective date of the termination of your employment with the Company or any of its Affiliate is __________, which fraction shall thereafter increase by __________ (__) on the first day of each subsequent calendar month (through and including the Last Payment Date) that you remained in the continuous employ of the Company or one of its Affiliates through the effective date of the termination of your employment.

         d. Your receipt of any amount payable to you under this Section 5 shall be subject to your execution and the effectiveness of a separation agreement to the Company's satisfaction (which agreement shall include, without limitation, non-disparagement, non-solicitation, confidentiality and further cooperation obligations/restrictions on you, as well as a general release by you of the Company and its Affiliates).

6. Disability or Death. If at any time your employment with the Company or one of its Affiliates is terminated as a result of your Disability or death then you or your estate, as the case may be, will receive, promptly following the date of such termination, the Award Amount then outstanding on such date.

7. Change in Control Event.

         a. Notwithstanding anything to the contrary contained in this Agreement, if at any time a Change in Control (as defined below) of the Company occurs and immediately prior to the Change in Control you are employed by the Company or one of its Affiliates, you shall be entitled to the Award Amount outstanding on the date of the Change in Control (the "CIC Amount") in accordance with Section 7(b) below.

         b. If the actual Change in Control event:

                           i      is  a  permissible  distribution  event  under
Section 409A of the IRC or payment of the CIC Amount promptly upon such event is otherwise permissible under Section 409A of the IRC (including, for the avoidance of doubt, by reason of the inapplicability of Section 409A of the IRC to the CIC Amount), then the CIC Amount outstanding on the date of the Change in Control shall be paid to you by the Company promptly following the Change in Control; or

                           ii    is not a permissible  distribution  event under
Section 409A of the IRC and payment of the CIC Amount promptly upon such event is not otherwise permissible under Section 409A of the IRC, then the CIC Amount or portion thereof shall be paid to you by the Company (together with interest thereon pursuant to Section 7(c) below) on the earliest to occur of:

                           (1) any subsequent date on which you are no longer employed by the Company or any of its Affiliates for any reason other than termination by one of such entities for "Cause" (subject to Section 8 below if you are determined by the Company to be a "specified employee" within the meaning of Section 409A of the IRC);

                           (2) any other date on which such payment or portion thereof would be a permissible distribution under Section 409A of the IRC;

                           (3) if the Change in Control occurred on or prior to the ______ (___) anniversary of the Effective Date, _____ percent (__%) of the CIC Amount shall be paid to you on such ______ (___) anniversary date, with the unpaid balance (together with interest thereon pursuant to Section 7(c) below) paid on the Last Payment Date; or

                           (4) the Last Payment Date.

         c. Upon any Change in Control, to the extent any amounts are due to be paid to you at a later date pursuant to Section 7(b)(ii) above, the Company shall promptly following the Change in Control set aside such amount for your benefit in a "rabbi trust" that satisfies the requirements of Revenue Procedure 92-64, and on a monthly basis shall deposit into such trust interest in arrears (compounded quarterly at the rate provided below) until such time as such amount, together with all accrued interest thereon, is paid to you in full pursuant to Section 7(b)(ii) above. The initial interest rate shall be the average of the one-year LIBOR fixed rate equivalent for the ten business days prior to the date of the Change in Control and shall adjust annually based on the average of such rate for the ten business days prior to each anniversary of the Change in Control.

         For purposes of this Agreement, "Change in Control" means the acquisition, in a transaction or a series of related transactions, by any person or group, other than Charles F. Dolan or members of the immediate family of Charles F. Dolan or trusts for the benefit of Charles F. Dolan or his immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by the Company, of (i) the power to direct the management of substantially all the cable television systems then owned by the Company in the New York City Metropolitan Area (as defined below) or (ii) after any fiscal year of the Company in which all the systems referred to in clause (i) above shall have contributed in the aggregate less than a majority of the net revenues of the Company and its consolidated subsidiaries, the power to direct the management of the Company or substantially all its assets. Net revenues shall be determined by the independent accountants of the Company in accordance with generally accepted accounting principles consistently applied and certified by such accountants.

         For purposes of this Agreement, "New York City Metropolitan Area" means all locations within the following counties: (i) New York, Richmond, Kings, Queens, Bronx, Nassau, Suffolk, Westchester, Rockland, Orange, Putnam, Sullivan, Dutchess, and Ulster in New York State; (ii) Hudson, Bergen, Passaic, Sussex, Warren, Hunterdon, Somerset, Union, Morris, Middlesex, Mercer, Monmouth, Essex and Ocean in New Jersey; (iii) Pike in Pennsylvania; and (iv) Fairfield and New Haven in Connecticut.

8. Payment to Specified Employee. Notwithstanding anything to the contrary contained in this Agreement, if the Company determines that you are a "specified employee" within the meaning of Section 409A of the IRC, and that, as a result of such determination, the payment to you of any portion of the Award Amount would be subject to additional taxation, the Company will delay payment of such amount until the earliest permissible date on which the Award Amount may be paid without triggering such additional taxation.

9. Relationship with Competitive Entities. In the event you shall voluntarily terminate your employment on or after the ______ (___) anniversary of the Effective Date such that you are no longer employed by the Company or one of its Affiliates or your employment is terminated at any time by the Company or one of its Affiliates for Cause, you shall not become employed by, consult to, or have any interest, directly or indirectly, in any Competitive Entity from the effective date of such termination of your employment through the one-year anniversary of your most recent receipt or scheduled receipt of any portion of the Award Amount. If you shall voluntarily terminate your employment such that you are no longer employed by the Company or one of its Affiliates, and subsequently breach the restriction contained in the immediately preceding sentence, you shall within ten (10) business days thereof pay the Company, as liquidated damages and not as a penalty, an amount equal to (i) the Award Amount paid to you plus (ii) interest at a rate equal to the lesser of (a) twelve percent (12%) per annum or (b) the maximum interest rate permitted by applicable law, compounded quarterly, calculated from the date the Award Amount or portion thereof was first paid until the date such payment to the Company is made.

         For purposes of this Agreement, a "Competitive Entity" shall mean (1) any company that competes (including, without limitation, by means of direct broadcast satellite or a fiber optic or other network) with any of the Company's cable television, telephone or on-line data businesses in the New York City Metropolitan Area or that competes with any of the Company's programming, cinema, sports or entertainment businesses, nationally or regionally; or (2) any trade or professional association representing any of the companies covered by this Section 10, other than the National Cable Television Association and any state cable television association. Ownership of not more than one percent (1%) of the outstanding stock of any publicly-traded company shall not be a violation of this Section 9.

         By accepting this Agreement, you understand that the terms and conditions of this Section 9 may limit your ability to earn a livelihood in a business similar to the business of the Company, but nevertheless hereby agree that the restrictions and limitations hereof are reasonable in scope, area and duration, and that the consideration provided under the Plan and this Agreement is sufficient to justify the restrictions and limitations contained in this
Section 9. Accordingly, in consideration thereof and in light of your education, skills and abilities, by participating in the Plan, you hereby agree that you will not assert, and it should not be considered, that such provisions are either unreasonable in scope, area or duration, or will prevent you from earning a living, or otherwise are void, voidable or unenforceable or should be voided or held unenforceable. You further understand and hereby agree that the restrictions and limitations contained in this Section 9 are ancillary to, and part of, the Plan and this Agreement, and are reasonably necessary to protect the good will and business interests of the Company.

         You hereby agree that a breach or threatened breach on your part of the restrictions and limitations contained in this Section 9 will cause such damage to the Company as will be irreparable and for that reason you further agree that the Company shall be entitled as a matter of right to an injunction or other equitable relief out of any court of competent jurisdiction, restraining any further violation of this Section 9 by you. The right to injunction or other equitable relief shall be cumulative and in addition to any and all other remedies the Company may have, including, specifically, recovery of money damages and any other legal or equitable relief available. You hereby waive any requirement for security or the posting of any bond or other surety and proof of damages in connection with any temporary or permanent award of injunctive or other equitable relief.

10. Termination. Except for a right which has accrued and vested to receive a payment on account of the Award, this Agreement shall automatically terminate and be of no further force and effect on the Last Payment Date. Notwithstanding the foregoing, Section 9 shall survive the termination of this Agreement.

11. Transfer Restrictions. You may not transfer, assign, pledge or otherwise encumber the Award Amount, other than to the extent provided in the Plan.

12. Unfunded Obligation. The Plan will at all times be unfunded and, except as set forth in Section 7(c) of this Agreement, no provision will at any time be made with respect to segregating any assets of the Company or any of its Affiliates for payment of any benefits under the Plan, including, without limitation, those covered by this Agreement. Your right or that of your estate to receive payments under this Agreement shall be an unsecured claim against the general assets of the Company, including any rabbi trust established pursuant to
Section 7(c). Neither you nor your estate shall have any rights in or against any specific assets of the Company other than the assets held by the rabbi trust established pursuant to Section 7(c).

13. Tax Representations and Tax Withholding. You hereby acknowledge that you have reviewed with your own tax advisors the federal, state and local tax consequences of receiving the Award Amount. You hereby represent to the Company that you are relying solely on such advisors and not on any statements or representations of the Company, its Affiliates or any of their respective agents. If, in connection with the Award Amount, the Company is required to withhold any amounts by reason of any federal, state or local tax, such withholding shall be effected in accordance with Section 8 of the Plan.

14. Right of Offset. You hereby agree that if the Company shall owe you any amount (the "Company-Owed Amount") under this Agreement, then the Company shall have the right to offset against the Company-Owed Amount, to the maximum extent permitted by law, any amounts that you may owe to the Company or its Affiliates of whatever nature. You hereby further agree that if you shall owe the Company any amount (the "Participant-Owed Amount") under Section 9 of this Agreement, then the Company shall have the right to offset the Participant-Owed Amount, to the maximum extent permitted by law, against any amount you may be entitled to receive from the Company or its Affiliates under this Agreement or otherwise (including, without limitation, any wages, vacation pay, or other compensation or benefit under any benefit plan or other compensatory arrangement).

15. The Committee. For purposes of this Agreement, the term "Committee" means the Compensation Committee of the Board of Directors of the Company or any replacement committee established under, and as more fully defined in, the Plan.

16. Committee Discretion. The Committee has full discretion with respect to any actions to be taken or determinations to be made in connection with this Agreement, and its determinations shall be final, binding and conclusive.

17. Amendment. The Committee reserves the right at any time to amend the terms and conditions set forth in this Agreement, except that no such amendment shall materially adversely affect your economic rights under this Agreement without your consent. Any amendment of this Agreement shall be in writing and signed by an authorized member of the Committee or a person or persons designated by the Committee.

18. Award Amount Subject to the Plan. The Award Amount is subject to the Plan.

19. Entire Agreement. Except for any employment agreement between you and the Company or any of its Affiliates in effect as of the date of the grant hereof (as such employment agreement may be modified or renewed), this Agreement and the Plan constitute the entire understanding and agreement of you and the Company with respect to the Award Amount covered hereby and supersede all prior understandings and agreements. In the event of a conflict among the documents with respect to the terms and conditions of the Award Amount covered hereby, the documents will be accorded the following order of authority: the terms and conditions of the Plan will have highest authority followed by the terms and conditions of your employment agreement followed by the terms and conditions of this Agreement.

20. Successors and Assigns. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and assigns.

21. Governing Law. This Agreement shall be deemed to be made under, and in all respects be interpreted, construed and governed by and in accordance with, the laws of the State of New York.

22. Jurisdiction and Venue. You irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States located in the Southern District and Eastern District of the State of New York in respect of the interpretation and enforcement of the provisions of this Agreement and the Plan, and hereby waive, and agree not to assert, as a defense that you are not subject thereto or that the venue thereof may not be appropriate. You agree that the mailing of process or other papers in connection with any action or proceeding in any manner permitted by law shall be valid and sufficient service.

23. Waiver. No waiver by the Company at any time of any breach by you of, or compliance with, any term or condition of this Agreement or the Plan to be performed by you shall be deemed a waiver of the same, any similar or any dissimilar term or condition at the same or at any prior or subsequent time.

24. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

25. Exclusion from Compensation Calculation. By acceptance of this Agreement, you shall be considered in agreement that the Award Amount shall be considered special incentive compensation and will be exempt from inclusion as "wages" or "salary" in pension, retirement, life insurance and other employee benefits arrangements of the Company and its Affiliates, except as determined otherwise by the Company. In addition, each of your beneficiaries shall be deemed to be in agreement that the Award Amount shall be exempt from inclusion in "wages" or "salary" for purposes of calculating benefits of any life insurance coverage sponsored by the Company or any of its Affiliates.

26. No Right to Continued Employment. Nothing contained in this Agreement or the Plan shall be construed to confer on you any right to continue in the employ of the Company or any Affiliate, or derogate from the right of the Company or any Affiliate, as applicable, to retire, request the resignation of, or discharge you, at any time, with or without cause.

27. Headings. The headings in this Agreement are for purposes of convenience only and are not intended to define or limit the construction of the terms and conditions of this Agreement.

28. Effective Date. Upon execution by you, this Agreement shall be effective from and as of the Effective Date.

29. Signatures. Execution of this Agreement by the Company may be in the form of an electronic or similar signature, and such signature shall be treated as an original signature for all purposes.

                                              CABLEVISION SYSTEMS CORPORATION


                                              By:
                                                   -----------------------------
                                                   Name:
                                                   Title:



         By your signature, you (i) acknowledge that a complete copy of the Plan and an executed original of this Agreement have been made available to you and
(ii) agree to all of the terms and conditions set forth in the Plan and this Agreement.



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Name: